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                                                                    Exhibit 99.1

   NEWS BULLETIN                             NMT Medical, Inc.
       FROM:                           RE:   27 Wormwood Street
                                             Boston, MA 02210-1625
FRB|Weber Shandwick                          (Nasdaq/NMS:NMTI)
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FOR FURTHER INFORMATION

AT THE COMPANY                      AT FRB     |    WEBER SHANDWICK
------------------------            -------------------------------
Richard E. Davis                    General Info:   Alison Ziegler
Vice President and CFO              Analyst Info:   Julie Tu
(617) 737-0930                      Media Info:     Judith Sylk-Siegel
                                    (212) 445-8400

        NMT MEDICAL ANNOUNCES AGREEMENT TO SELL VENA CAVA FILTER ASSETS
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BOSTON, MA, OCTOBER 19, 2001  - NMT Medical, Inc. (Nasdaq: NMTI) announced today that it has signed an agreement to sell assets comprising the Company's vena cava filter business to C.R. Bard, Inc. (NYSE:BCR).

In exchange for these assets, NMT will receive $27 million in upfront cash payments plus up to $7 million tied to certain NMT performance and delivery milestones. In addition to these cash payments, NMT will receive ongoing royalty payments from Bard on sales of vena cava filter products and will continue to manufacture the product for an interim period of time. The transaction is expected to close in the fourth quarter of 2001. The agreement is subject to customary closing conditions, including the expiration of the waiting period under the Hart Scott Rodino Antitrust Improvement Act of 1976 and may also be terminated by C.R. Bard, Inc. in the event that the pending acquisition of C.R. Bard, Inc. by Tyco International Ltd. closes before the NMT-Bard transaction.

Commenting on the sale, Mr. John E. Ahern, President and Chief Executive Officer of the Company, said, "We are pleased to have reached agreement with Bard that settles the lengthy arbitration between the two companies and provides resources to expeditiously move the proprietary Recovery(TM) vena cava filter from the clinical development phase to commercialization."

The Company intends to use proceeds of the sale to eliminate the current subordinated note payable, fund its continued clinical and commercial development of its patented CardioSeal(R) cardiac septal repair implant technology, and for general corporate purposes.

NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's cardiovascular business unit provides the interventional cardiologist, interventional radiologist, and vascular surgeon with proprietary catheter-based implant technologies that minimize or prevent the risk of embolic events. The cardiovascular business unit also serves the pediatric interventional cardiologist with a broad range of cardiac septal repair implants delivered with nonsurgical catheter techniques. The NMT neurosciences business unit serves the needs of neurosurgeons with a range of implantable and single-use




FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor.
The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.
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products including cerebral spinal fluid shunts, external drainage products, and the Spetzler(TM) Titanium Aneurysm Clip.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including statements regarding the ability of the Company to satisfy closing conditions and performance and delivery milestones and the receipt of royalty payments on sales by C.R. Bard, Inc., involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended and subsequent filings with the Securities and Exchange Commission.

  For additional information on NMT Medical, Inc., please visit the Company's website at www.nmtmedical.com.
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